Pursuant to Rule 424(b)(3)
                                                        Under the Securities Act
                                                             of 1933, as amended





                           Prospectus Supplement No. 4


                              Dated April 16, 2001


                      to Prospectus Dated January 2, 2001,
                               as supplemented by
               Prospectus Supplement No. 1 Dated February 15, 2001
                                       and
               Prospectus Supplement No. 2 Dated February 21, 2001
                                       and
                 Prospectus Supplement No. 3 Dated March 1, 2001



                          Registration Number 333-51000


                     ---------------------------------------

                              Autotote Corporation
                    ----------------------------------------


              12 1/2% Senior Subordinated Notes Due 2010, Series B

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 30, 2001


                                     0-13063
                            (Commission File Number)


                         ------------------------------


                              AUTOTOTE CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                                81-0422894
       (State of Incorporation)                       (IRS Employer
                                                   Identification Number)


                 750 Lexington Avenue, New York, New York 10022
              (Address of registrant's principal executive office)


                                 (212) 754-2233
                        (Registrant's telephone number)


                         ------------------------------

ITEM 5.  Other Events.

As of March 30, 2001, Autotote Corporation entered into a First Amendment (the "Amendment") to its Amended and Restated Credit Agreement, dated as of October 6, 2000. The text of the Amendment is set forth as an Exhibit to this Form 8-K and incorporated herein by reference.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    AUTOTOTE CORPORATION


                                    By: /s/ Martin E. Schloss
                                         --------------------------------
                                         Martin E. Schloss
                                         Vice President and General Counsel

Date:  April 16, 2000
       --------------

                                  Exhibit Index


Exhibit Number                         Title
--------------                         -----

      10.1 Form of First Amendment to Amended and Restated Credit Agreement, dated as of March 30, 2001, entered into by and among the Company, the financial institutions listed on the signature pages thereto, DLJ Capital Funding, Inc., as Administrative Agent and Syndication Agent for Lenders, Lead Arranger and Sole Book Running Manager, Lehman Commercial Paper Inc., as Documentation Agent for Lenders and Lehman Brothers Inc., as Co-Arranger.

EXHIBIT 10.1

                                     FORM OF
                              AUTOTOTE CORPORATION

                                 FIRST AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT


            This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of March 30, 2001 and entered into by and among Autotote Corporation, a Delaware corporation ("Company"), the financial institutions listed on the signature pages hereof ("Lenders"), DLJ Capital Funding, Inc., as Administrative Agent and Syndication Agent for Lenders, Lead Arranger and Sole Book Running Manager ("DLJ"), Lehman Commercial Paper Inc., as Documentation Agent for Lenders and Lehman Brothers Inc., as Co-Arranger, and is made with reference to that certain Amended and Restated Credit Agreement dated as of October 6, 2000 (the "Credit Agreement"), by and among Company, Lenders, Administrative Agent, Syndication Agent, Documentation Agent and Co-Arranger. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement to (i) increase the applicable interest rate margins, (ii) allow Company to make a limited cash dividend payment on its convertible preferred stock and (iii) make certain other amendments as set forth below;

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

      A.    Amendments to Section 1: Definitions

            Subsection 1.1 of the Credit Agreement is hereby amended by deleting in their entirety the definitions of "Applicable Base Rate Margin," "Applicable LIBO Rate Margin," "Fiscal Quarter" and "Fiscal Year" and substituting therefor the following and adding a definition "First Amendment Effective Date," all to read as follows:

            "Applicable Base Rate Margin" means, as at any date of determination, (x) prior to the First Amendment Effective Date, (i) with respect to Tranche B Term Loans, 3.00% per annum and (ii) with respect to Tranche A Term Loans and Revolving Loans, 2.25% per annum and (y) on and after the First Amendment Effective Date and through September 30, 2002 (i) with respect to Tranche B Term Loans, 3.25% per annum; provided that if, during such period, the Consolidated Leverage Ratio, as last reported, is below 5.00:1.00, the Applicable Base Rate Margin for Tranche B Term Loans shall be 3.00% per annum, and (ii) with respect to Tranche A Term Loans and Revolving Loans, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio calculated on a Pro Forma Basis:

            Consolidated Leverage Ratio         Applicable Base Rate Margin
         ---------------------------------------------------------------------
         greater than or equal to 5.00:1.00                2.50%
         less  than   5.00:1.00  but  greater              2.25%
         than or equal to 4.50:1.00
         less  than   4.50:1.00  but  greater              2.00%
         than or equal to 4.00:1.00
         less  than   4.00:1.00  but  greater              1.75%
         than or equal to 3.50:1.00
         less  than   3.50:1.00  but  greater              1.50%
         than or equal to 3.00:1.00
         Less than 3.00:1.00                               1.25%


and (z) after September 30, 2002, (i) with respect to the Tranche B Term Loans, 3.00% per annum and (ii) with respect to Tranche A Term Loans and Revolving Loans, a percentage per annum as set forth in the table above opposite the applicable Consolidated Leverage Ratio calculated on a Pro Forma Basis; provided that until the delivery of the first Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1 (xviii) after the six-month anniversary of the Closing Date, the Applicable Base Rate Margin for Tranche A Term Loans and Revolving Loans shall be 2.25 % per annum for the period from the Closing Date through the First Amendment Effective Date and 2.50% per annum for the period from the First Amendment Effective Date through the date of the delivery of such certificate.

            "Applicable LIBO Rate Margin" means, as at any date of determination, (x) prior to the First Amendment Effective Date, (i) with respect to Tranche B Term Loans, 4.25% per annum and (ii) with respect to Tranche A Term Loans and Revolving Loans, 3.50% per annum and (y) on and after the First Amendment Effective Date and through September 30, 2002, (i) with respect to Tranche B Term Loans, 4.50% per annum; provided that if, during such period, the Consolidated Leverage Ratio, as last reported, is below 5.00:1.00, the Applicable LIBO Rate Margin for Tranche B Term Loans shall be 4.25% per annum, and (ii) with respect to Tranche A Term Loans and Revolving Loans, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio calculated on a Pro Forma Basis:

         Consolidated Leverage Ratio       Applicable LIBO Rate Margin
         ------------------------------------------------------------------
         greater than or equal to  5.00:1.00            3.75%
         less than  5.00:1.00  but greater
         than or equal to 4.50:1.00                     3.50%
         less than  4.50:1.00  but greater
         than or equal to 4.00:1.00                     3.25%
         less than  4.00:1.00  but greater
         than or equal to 3.50:1.00                     3.00%
         less than  3.50:1.00  but greater
         than or equal to 3.00:1.00                     2.75%
         less than 3.00:1.00                            2.50%

and (z) after September 30, 2002, (i) with respect to the Tranche B Term Loans, 4.25% per annum and (ii) with respect to Tranche A Term Loans and Revolving Loans, a percentage per annum as set forth in the table above opposite the applicable Consolidated Leverage Ratio calculated on a Pro Forma Basis; provided that until the delivery of the first Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1 (xviii) after the six-month anniversary of the Closing Date, the Applicable LIBO Rate Margin for Tranche A Term Loans and Revolving Loans shall be 3.50% per annum for the period from the Closing Date through the First Amendment Effective Date and 3.75% per annum for the period from the First Amendment Effective Date through the date of the delivery of such certificate.

      "First Amendment Effective Date" means the date on or before March 30, 2001 pursuant to which the First Amendment to the Amended and Restated Credit Agreement dated as of March 30, 2001 by and among Company, Lenders, Administrative Agent, Syndication Agent, Documentation Agent and Co-Arranger becomes effective in accordance with Section 2 thereof.

      "Fiscal Quarter" means a fiscal quarter of Company and its Subsidiaries ending on March 31, June 30, September 30 and December 31 of each calendar year.

      "Fiscal Year" means a fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

      B.    Amendments to Section 5: Company's Representations and Warranties

            Subsection 5.19 is hereby amended by deleting the reference to "$10,000" and substituting therefor "$760,000".

      C.    Amendments to Section 6: Company's Affirmative Covenants

                  Subsection 6.1(iii) is hereby amended by deleting it in its entirety and substituting therefor:

      "(iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures as of the end of and for the previous Fiscal Year and the corresponding figures from the Revised Financial Plan or Financial Plan, as the case may be, for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer, chief accounting officer or controller of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated; (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year (it being understood and agreed that the "Management Discussion and Analysis" contained in the Company's annual report on Form 10-K or such similar report filed with the Securities and Exchange Commission shall be deemed to comply with the foregoing requirement), and (c) in the case of such consolidated financial statements, a report thereon of KPMG Peat Marwick or other independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided that with respect to the Fiscal Year ending December 31, 2000, Company shall not be required to deliver to Agents and Lenders (i) the financial statements referenced in clause (a) above; (ii) the narrative report referenced in clause (b) above; and (iii) the accountants' report referenced in clause (c) above."

      D.    Amendments to Section 7:  Company's Negative Covenants

            1. Subsection 7.5 is hereby amended by (i) deleting the "; and" at the end of clause (iii) thereof and substituting therefor ";"; (ii) deleting the "." at the end of clause (iv) thereof and substituting therefor "; and"; and (iii) adding a new clause (v) as follows: "(v) Company may make Restricted Junior Payments consisting of cash dividends paid on the Convertible Preferred Stock in lieu of the issuance of fractional shares; provided that the cash dividends paid on the Convertible Preferred Stock by Company do not exceed $25,000 in any Fiscal Year of Company."

            2. Subsection 7.6B of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

            B. Maximum Consolidated Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio, calculated on a Pro Forma Basis, for any four-Fiscal Quarter period ending during any of the periods set forth below to exceed the correlative ratio indicated:


                                                           Maximum Consolidated
                     Period                                   Leverage Ratio
     ----------------------------------------              ---------------------
     Closing Date through December 31, 2000                      5.25:1.00
     January 1, 2001 through March 31, 2001                      5.40:1.00
     April 1, 2001 through June 30, 2001                         5.25:1.00
     July 1, 2001 through September 30, 2001                     5.00:1.00
     October 1, 2001  through  December  31, 2001                4.75:1.00
     January 1, 2002 through March 31, 2002                      4.50:1.00
     April 1, 2002 through June 30, 2002                         4.35:1.00
     July 1, 2002 through September 30, 2002                     4.10:1.00
     October 1, 2002  through  December  31, 2002                3.80:1.00
     January 1, 2003 through March 31, 2003                      3.65:1.00
     April 1, 2003 through June 30, 2003                         3.55:1.00
     July 1, 2003 through September 30, 2003                     3.40:1.00
     October 1, 2003  through  December  31, 2003                3.30:1.00
     January 1, 2004 through March 31, 2004                      3.25:1.00
     April 1, 2004 through June 30, 2004                         3.15:1.00
     July 1, 2004 through September 30, 2004                     3.05:1.00
     October 1, 2004  through  December  31, 2004                2.95:1.00
     January 1, 2005 through March 31, 2005                      2.85:1.00
     April 1, 2005 through June 30, 2005                         2.75:1.00
     July 1, 2005 through September 30, 2005                     2.70:1.00
     October 1, 2005  through  December  31, 2005                2.60:1.00
     January 1, 2006 through March 31, 2006                      2.50:1.00

     April 1, 2006 through June 30, 2006                         2.45:1.00
     July 1, 2006 through September 30, 2006                     2.35:1.00
     October 1, 2006  through  December  31, 2006                2.25:1.00
     January 1, 2007 and thereafter                              2.00:1.00


            3. Subsection 7.6C of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

      C. Minimum Interest Coverage Ratio. Company shall not permit the Consolidated Interest Coverage Ratio, calculated on a Pro Forma Basis, during any of the periods set forth below to be less than the correlative ratio indicated:

                                                             Minimum Interest
                     Period                                   Coverage Ratio
     ---------------------------------------               ---------------------
     Closing Date through December 31, 2000                      1.70:1.00
     January 1, 2001 through March 31, 2001                      1.65:1.00
     April 1, 2001 through June 30, 2001                         1.70:1.00
     July 1,  2001  through  September  30, 2001                 1.75:1.00
     October 1, 2001  through  December 31, 2001                 1.85:1.00
     January 1, 2002 through March 31, 2002                      2.00:1.00
     April 1, 2002 through June 30, 2002                         2.05:1.00
     July 1,  2002  through  September  30, 2002                 2.10:1.00
     October 1, 2002  through  December 31, 2002                 2.25:1.00
     January 1, 2003 through March 31, 2003                      2.35:1.00
     April 1, 2003 through June 30, 2003                         2.45:1.00
     July 1,  2003  through  September  30, 2003                 2.50:1.00
     October 1, 2003  through  December 31, 2003                 2.60:1.00
     January 1, 2004 through March 31, 2004                      2.65:1.00
     April 1, 2004 through June 30, 2004                         2.75:1.00
     July 1,  2004  through  September  30, 2004                 2.80:1.00
     October 1, 2004  through  December 31, 2004                 2.90:1.00
     January 1, 2005 through March 31, 2005                      2.95:1.00
     April 1, 2005 through June 30, 2005                         3.05:1.00
     July 1,  2005  through  September  30, 2005                 3.15:1.00

     October 1, 2005  through  December 31, 2005                 3.25:1.00
     January 1, 2006 through March 31, 2006                      3.35:1.00
     April 1, 2006 through June 30, 2006                         3.45:1:00
     July 1, 2006 and thereafter                                 3.50:1.00

            4. Subsection 7.7(vii)(c) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

"(c) the aggregate amount of Cash consideration paid by Company and its Subsidiaries (x) for any Permitted Acquisition or series of related Permitted Acquisitions made after the Closing Date shall not exceed $20 million and (y) for all Permitted Acquisitions made after the Closing Date shall not exceed $60 million; provided that, notwithstanding anything contained herein to the contrary, Company and its Subsidiaries shall not make any Permitted Acquisitions from the period extending from the First Amendment Effective Date through and including September 30, 2002 in an aggregate amount exceeding $5,000,000 unless
(A) the Consolidated Leverage Ratio, as last reported, is below 4.50:1.00; or
(B) such Permitted Acquisition shall have a de-leveraging effect (on a pro forma basis) on the Consolidated Leverage Ratio;"

            5. Subsection 7.8 of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting therefor the following:


                    Fiscal Year             Maximum Consolidated Capital
                                  Expenditures
         ------------------------------------------------------------------
                 Fiscal Year 2000                        $80.0 million

                 Fiscal Year 2001                        $40.0 million

                 Fiscal Year 2002                        $20.0 million

                 Fiscal Year 2003                        $45.0 million

                 Fiscal Year 2004                        $15.0 million

                 Fiscal Year 2005                        $15.0 million

                 Fiscal Year 2006                        $15.0 million

                 Fiscal Year 2007                        $15.0 million

            6. Subsection 7.16 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefore the following

      "7.16 Consolidated Capital Software Expenditures.

            Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Software Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Software Expenditures Amount") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Software Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Software Expenditures Amount for the previous Fiscal Year only (prior to any adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Software Expenditures for such previous Fiscal Year; provided, further that in no event shall the amount of such increase exceed 50% of the Maximum Consolidated Capital Software Expenditures Amount for such previous Fiscal Year (prior to any adjustment in accordance with this proviso):

                    Fiscal Year             Maximum Consolidated Capital
                                               Software Expenditures
         ------------------------------------------------------------------

                 Fiscal Year 2000                         $6.0 million

                 Fiscal Year 2001                         $6.0 million

                 Fiscal Year 2002                         $4.0 million

                 Fiscal Year 2003                         $5.0 million

                 Fiscal Year 2004                         $4.0 million

                 Fiscal Year 2005                         $4.0 million

                 Fiscal Year 2006                         $4.0 million

                 Fiscal Year 2007                         $3.0 million


;provided, that the Maximum Consolidated Capital Software Expenditures Amount for the Fiscal Year 2001 shall be increased to $7.0 million if Company delivers to Administrative Agent, in form and substance satisfactory to Administrative Agent, (x) evidence that internet wagering is a legal activity under the applicable state or federal laws of the United States; (y) documentation indicating Company has initiated the development of a wagering site on the internet ("Wager Site Project"); and (z) a financial model that sets forth the economics of the Wager Site Project."

Section 2.  CONDITIONS TO EFFECTIVENESS

            Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "First Amendment Effective Date"):

            A. On or before the First Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the First Amendment Effective
Date:

            (i) an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 of the Credit Agreement are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the First Amendment Effective Date;

            (ii)  executed copies of this Amendment; and

            (iii) such other documents as Administrative Agent shall reasonably request.

            B. Company shall have paid to Administrative Agent, for distribution to Lenders who have executed and delivered this Amendment on or before March 30, 2001 (the "Consenting Lenders"), an amendment fee equal to 0.25% ("Amendment Fee") of the aggregate Tranche A Term Loan Exposure, Tranche B Term Loan Exposure and Revolving Loan Exposure of the Consenting Lenders ("Total Consenting Exposure"). As soon as practicable following the First Amendment Effective Date, the Administrative Agent shall distribute to each Consenting Lender an amount determined by multiplying (a) the total amount of such Amendment Fee by (b) a fraction the numerator of which is the Tranche A Term Loan Exposure, Tranche B Term Loan Exposure and Revolving Loan Exposure of that Consenting Lender and the denominator of which is the Total Consenting Exposure.

Section 3.  COMPANY'S REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

            A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

            B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

            C. No Conflict. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or
(iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

            D. Governmental Consents. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

            E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by Company and are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement and in any other Loan Documents are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

            G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 4.  MISCELLANEOUS

            A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

            (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

            (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

            (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

            B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

            C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

            D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by
Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Company and Requisite

Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:
                                    AUTOTOTE CORPORATION


                                    By:
                                         -------------------------------
                                        Name:
                                        Title:

LENDERS:
                                    DLJ CAPITAL FUNDING, INC., as
                                    Administrative Agent and Syndication Agent


                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    CREDIT SUISSE FIRST BOSTON, as a Lender


                                    By:
                                         -------------------------------
                                        Name:
                                        Title:

                                    By:
                                         -------------------------------
                                        Name:
                                        Title:

                                    LEHMAN COMMERCIAL PAPER INC.,
                                    individually and as Documentation Agent



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:

                                    LEHMAN BROTHERS INC., as Co-Arranger



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:

                                    CAPTIVA FINANCE LTD.



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    TYLER TRADING, INC.



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    STRATEGIC MANAGED LOAN PORTFOLIO
                                    By:  Citibank, N.A., as Manager



                                        By:
                                             ---------------------------
                                            Name:
                                            Title:



                                    ARCHIMEDES FUNDING IV, LTD.
                                    By:  ING Capital Advisors LLC,
                                         as Collateral Manager



                                        By:
                                             ---------------------------
                                            Name:
                                            Title:

                                    KZH ING-1 LLC



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    KZH ING-2 LLC



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    NEMEAN CLO, LTD.
                                    By:  ING Capital Advisors, LLC
                                         as Investment Manager



                                        By:
                                             ---------------------------
                                            Name:
                                            Title:



                                    SYNDICATED LOAN FUNDING TRUST
                                    By: Lehman Commercial Paper Inc.,
                                        Not in its individual capacity but
                                        solely as Asset Manager



                                        By:
                                             ---------------------------
                                            Name:
                                            Title:



                                    BANK OF AMERICA, N.A.



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:

                                    COMMERCE BANK, N.A.



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    SIERRA CLO I, LTD.



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    OSPREY INVESTMENTS PORTFOLIO
                                    By:  Citibank, N.A., as Manager



                                        By:
                                             ---------------------------
                                            Name:
                                            Title:



                                    SWISS LIFE US RAINBOW LIMITED
                                    By:  ING Capital Advisors LLC,
                                         as Investment Manager



                                        By:
                                             ---------------------------
                                            Name:
                                            Title:

                                    PROMETHEUS INVESTMENT FUNDING NO. 1 LTD.
                                    By:  CPF Asset Advisory, L.P., as
                                         Investment Manager



                                        By:
                                             ---------------------------
                                            Name:
                                            Title:



                                        By:
                                             ---------------------------
                                            Name:
                                            Title:



                                    COLUMBUS LOAN FUNDING LTD.



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    OLYMPIC FUNDING TRUST, SERIES 1999-1



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    MUIRFIELD TRADING LLC



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:

                                    SEQUILS-CUMBERLAND I, LTD.
                                    By: Springfield Asset Management, L.L.C.,
                                        as its Collateral Manager



                                        By:
                                             ---------------------------
                                            Name:
                                            Title:



                                    PPM SPYGLASS FUNDING TRUST



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    VAN KAMPEN SENIOR INCOME TRUST

                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    VAN KAMPEN SENIOR FLOATING RATE FUND



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    VAN KAMPEN PRIME RATE INCOME TRUST



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:

                                    BAVARIA TRR CORPORATION



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    HELLER FINANCIAL, INC.



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    HARBOURVIEW CDO II, LIMITED



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    CENTURION CDO II, LTD.
                                    By:  American Express Asset Management
                                         Group, Inc., as Collateral Manager



                                        By:
                                             ---------------------------
                                            Name:
                                            Title:



                                    PUTNAM VARIABLE TRUST - PVT HIGH YIELD FUND



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:

                                    PUTNAM MASTER INCOME TRUST



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    PUTNAM PREMIER INCOME TRUST



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    ML CLO XII PILGRIM AMERICA (CAYMAN) LTD.
                                    By:  Pilgrim Investments, Inc.
                                         as its investment manager



                                        By:
                                             ---------------------------
                                            Name:
                                            Title:



                                    PILGRIM PRIME RATE TRUST
                                    By:  Pilgrim Investments, Inc.,
                                         as its investment manager



                                        By:
                                            ----------------------------
                                            Name:
                                            Title:

                                    PILGRIM CLO 1999-1 LTD. (as assignee)
                                    By:  Pilgrim Investments, Inc., as its
                                         investment manager



                                        By:
                                            ----------------------------
                                            Name:
                                            Title:



                                    CARLYLE HIGH YIELD PARTNERS, L.P.



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    CARLYLE HIGH YIELD PARTNERS II, LTD.



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    FRANKLIN FLOATING RATE MASTER SERIES



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    FRANKLIN FLOATING RATE TRUST



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:

                                    FRANKLIN CCO I, LIMITED



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    REGIMENT CAPITAL, LTD.
                                    By:  Regiment Capital Management, LLC as its
                                         Investment Advisor

                                    By:  Regiment Capital Advisors, LLC
                                         its Manager and pursuant to delegated
                                         authority


                                    By:
                                         -------------------------------
                                        Timothy Peterson
                                        President


                                    AMMC CDO I, LIMITED
                                    By:  American Money Management Corp.
                                         as Collateral Manager



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    TRAVELERS INSURANCE COMPANY



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    TRAVELERS CORPORATE LOAN FUND



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:

                                    PUTNAM MASTER INTERMEDIATE INCOME TRUST



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    PUTNAM HIGH YIELD TRUST II



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:


                                    POST BALANCED FUND, LP



                                    By:
                                         -------------------------------
                                        Name:  Lawrence A. Post
                                        Title: Managing Member of the General
                                               Partner


                                    THE BANK OF NEW YORK



                                    By:
                                         -------------------------------
                                        Name:
                                        Title:

GUARANTORS:


                                ACKNOWLEDGMENT OF
                       FIRST AMENDMENT TO CREDIT AGREEMENT

            Each of the undersigned, as (i) a Subsidiary Guarantor under that certain Subsidiary Guaranty dated as of October 6, 2000, (the "Guaranty") and/or
(ii) a grantor under the Collateral Documents referred to in the Credit Agreement, hereby acknowledges that it has read this First Amendment to Credit Agreement (the "Agreement") and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Agreement, the obligations of the undersigned under the Subsidiary Guaranty and the Collateral Documents shall not be impaired or affected and each of the Subsidiary Guaranty and the Collateral Documents is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

                                       AUTOTOTE MANAGEMENT CORPORATION



                                        By:
                                             ------------------------------
                                            Name:
                                            Title:


                                        AUTOTOTE SYSTEMS, INC.



                                        By:
                                             ------------------------------
                                            Name:
                                            Title:

                                       AUTOTOTE INTERNATIONAL, INC.



                                        By:
                                             ------------------------------
                                            Name:
                                            Title:

                                       AUTOTOTE ENTERPRISES, INC.


                                        By:
                                             ------------------------------
                                            Name:
                                            Title:


                                        AUTOTOTE KENO CORPORATION


                                        By:
                                             ------------------------------
                                            Name:
                                            Title:


                                       AUTOTOTE LOTTERY CORPORATION


                                        By:
                                             ------------------------------
                                            Name:
                                            Title:


                                        ACRA ACQUISITION CORP.


                                        By:
                                             ------------------------------
                                            Name:
                                            Title:

                                        MARVIN H. SUGARMAN PRODUCTIONS, INC.


                                        By:
                                             ------------------------------
                                            Name:
                                            Title:


                                       AUTOTOTE GAMING, INC.


                                        By:
                                             ------------------------------
                                            Name:
                                            Title:


                                       AUTOTOTE DOMINICANA, INC.



                                        By:
                                             ------------------------------
                                            Name:
                                            Title:


                                       SCIENTIFIC GAMES HOLDING CORP.



                                        By:
                                             ------------------------------
                                            Name:
                                            Title:

                                       SCIENTIFIC GAMES INC.


                                        By:
                                             ------------------------------
                                            Name:
                                            Title:



                                       SCIENTIFIC GAMES (GREECE), INC.



                                        By:
                                             ------------------------------
                                            Name:
                                            Title:


                                       SCIENTIFIC ACQUISITION INC.



                                        By:
                                             ------------------------------
                                            Name:
                                            Title:

                                       SCIENTIFIC GAMES FINANCE CORPORATION



                                        By:
                                             ------------------------------
                                            Name:
                                            Title:




                                       SCIENTIFIC GAMES ROYALTY CORPORATION



                                        By:
                                             ------------------------------
                                            Name:
                                            Title:


                                        SCIGAMES  FRANCE INC.



                                        By:
                                             ------------------------------
                                            Name:
                                            Title: